Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

CMGI, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-71863, No. 333-90587, No. 333-93005 and No. 333-116417 on Form S-3 and No. 33-86742, No. 333-91117, No. 333-93189, No. 333-94479, No. 333-94645, No. 333-95977, No. 333-33864, No. 333-52636, No. 333-75598, No. 333-84648, No. 333-90608, No. 333-117878, No. 333-118596, No. 333-121235 and 333-131670 on Form S-8 of CMGI, Inc. of our reports dated October 15, 2007, with respect to the consolidated balance sheets of CMGI, Inc. and subsidiaries as of July 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2007, and the effectiveness of internal control over financial reporting as of July 31, 2007, which reports appear in the July 31, 2007 annual report on Form 10-K of CMGI, Inc.

/s/ KPMG LLP

Boston, Massachusetts

October 15, 2007